Exhibit 23.2      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                   (Letterhead of Timothy L. Steers, CPA, LLC)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,500,000 shares of common stock of Nova Communications Ltd. of our report dated March 21, 2005 with respect to the consolidated financial statements included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the US Securities and Exchange Commission.


                                       /s/ TIMOTHY L. STEERS, CPA, LLC
June 29, 2005
Portland, Oregon









































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